                                                                    EXHIBIT 10.4

                                     WARRANT

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISEABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

                            LAKES ENTERTAINMENT, INC.

                        WARRANT TO PURCHASE COMMON STOCK

Warrant No.: PC- 1
Number of Shares of Common Stock: 4,457,751( the "INITIAL WARRANT SHARES") Date of Issuance: February 15, 2006 ("ISSUANCE DATE")

          Lakes Entertainment, Inc., a Minnesota corporation (the "COMPANY"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PLKS HOLDINGS, LLC, the registered holder hereof or its permitted assigns (the "HOLDER"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the "WARRANT"), at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York Time, on the Expiration Date (as defined below), FOUR MILLION FOUR HUNDRED AND FIFTY SEVEN THOUSAND SEVEN HUNDRED AND FIFTY ONE (4,457,751) fully paid nonassessable shares of Common Stock (as defined below) (the "WARRANT SHARES"). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 18. This Warrant is one of the Warrants to purchase Common Stock (the "SPA WARRANTS") issued pursuant to Section 1 of that certain Securities Purchase Agreement, dated as of February 15, 2006 (the "SUBSCRIPTION DATE"), by and among the Company and the investors (the "BUYERS") referred to therein (the "SECURITIES PURCHASE AGREEMENT").

          1. EXERCISE OF WARRANT.

               (a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the Issuance Date, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the "EXERCISE NOTICE"), of the Holder's election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "AGGREGATE EXERCISE PRICE") in cash or wire transfer of immediately available funds or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the second Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise) (the "EXERCISE DELIVERY DOCUMENTS" and the date the Company received the Exercise Delivery Documents, the "EXERCISE DELIVERY DOCUMENTS DATE"), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company's transfer agent (the "TRANSFER AGENT"). On or before the third Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the "SHARE DELIVERY DATE"), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery to the Company of properly executed and completed Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. If the original Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than five Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less (i) the number of Warrant Shares purchased upon such exercise plus
(ii) any Warrant Shares tendered pursuant to the cashless exercise provisions of
Section 1(d). No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. NOTWITHSTANDING ANY PROVISION OF THIS WARRANT TO THE CONTRARY, (I) THE HOLDER PRO RATA ALLOCATION OF 500,000 WARRANT SHARES (AS ADJUSTED FOR STOCK SPLITS, STOCK DIVIDENDS, REVERSE STOCK SPLITS, RECAPITALIZATIONS, RECLASSIFICATIONS AND SIMILAR EVENTS) SHALL NOT BE EXERCISABLE UNLESS A WPT 75% COLLATERAL

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EVENT HAS OCCURRED, (II) THE HOLDER PRO RATA ALLOCATION OF 500,000 WARRANT
SHARES (AS ADJUSTED FOR STOCK SPLITS, STOCK DIVIDENDS, REVERSE STOCK SPLITS, RECAPITALIZATIONS, RECLASSIFICATIONS AND SIMILAR EVENTS) SHALL NOT BE EXERCISABLE UNLESS A WPT 50% COLLATERAL EVENT HAS OCCURRED, (III) THE HOLDER PRO RATA ALLOCATION OF 457,751 WARRANT SHARES (AS ADJUSTED FOR STOCK SPLITS, STOCK DIVIDENDS, REVERSE STOCK SPLITS, RECAPITALIZATIONS, RECLASSIFICATIONS AND SIMILAR EVENTS) SHALL NOT BE EXERCISABLE UNLESS A WPT 25% COLLATERAL EVENT HAS OCCURRED, (IV) THE HOLDER PRO RATA ALLOCATION OF 500,000 WARRANT SHARES (AS ADJUSTED FOR STOCK SPLITS, STOCK DIVIDENDS, REVERSE STOCK SPLITS, RECAPITALIZATIONS, RECLASSIFICATIONS AND SIMILAR EVENTS) SHALL NOT BE EXERCISABLE UNLESS A WPT LEGISLATION EVENT HAS OCCURRED AND (V) AS OF ANY GIVEN DATE, ONLY SUCH NUMBER OF THE HOLDER PRO RATA ALLOCATION OF THE OTHER 2,500,000 WARRANT SHARES (AS ADJUSTED FOR STOCK SPLITS, STOCK DIVIDENDS, REVERSE STOCK SPLITS, RECAPITALIZATIONS, RECLASSIFICATIONS AND SIMILAR EVENTS) EQUAL TO (X)
(I) (1) THE HOLDER PRO RATA ALLOCATION OF 2,500,000 (AS ADJUSTED FOR STOCK SPLITS, STOCK DIVIDENDS, REVERSE STOCK SPLITS, RECAPITALIZATIONS, RECLASSIFICATIONS AND SIMILAR EVENTS) LESS (2) ANY WARRANT SHARES RECEIVED UPON EXERCISE OF THIS WARRANT PURSUANT TO THIS SECTION 1(A)(II) PRIOR TO SUCH DATE (AS ADJUSTED FOR STOCK SPLITS, STOCK DIVIDENDS, REVERSE STOCK SPLITS, RECAPITALIZATIONS, RECLASSIFICATIONS AND SIMILAR EVENTS) MULTIPLIED BY (II) THE PRINCIPAL AMOUNT OF THE FINANCING FACILITY DRAWN BY THE COMPANY ON OR PRIOR TO SUCH DATE, DIVIDED BY (Y) THE MAXIMUM PRINCIPAL AMOUNT OF THE FINANCING FACILITY, WHICH MAY BE DRAWN BY THE COMPANY AS OF SUCH DATE OR ON OR PRIOR TO SUCH DATE HAS BEEN DRAWN BY THE COMPANY (SUCH AMOUNT, THE "PRO RATA EXERCISABLE AMOUNT") SHALL BE EXERCISABLE.

               (b) Exercise Price. For purposes of this Warrant, "EXERCISE PRICE" means $7.50, subject to adjustment as provided herein.

               (c) Company's Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason to issue to the Holder within three (3) Business Days of receipt of the Exercise Delivery Documents, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company's share register or to credit the Holder's balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder's exercise of this Warrant, and if on or after such Business Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a "BUY-IN"), then the Company shall, within three (3) Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "BUY-IN PRICE"), at which point the Company's obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Exercise Delivery Documents Date.

               (d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, if a Registration Statement (as defined in the Registration Rights Agreement) covering the Warrant Shares that are the subject of the Exercise Notice (the "UNAVAILABLE WARRANT

SHARES") is not available for the resale of such Unavailable Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "CASHLESS EXERCISE"):

               Net Number = (A x B) - (A x C)
                            -----------------
                                    B

               For purposes of the foregoing formula:

          A= the total number of Warrant Shares with respect to which this Warrant is then being exercised.

          B= the Closing Sale Price of the shares of Common Stock (as reported by Bloomberg) on the date immediately preceding the date of the Exercise Notice.

          C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

               (e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

               (f) (i) Limitations on Exercises; Beneficial Ownership. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person's affiliates) would beneficially own (directly or indirectly through Warrant Shares or otherwise) in excess of 4.99% (the "MAXIMUM PERCENTAGE") of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned (directly or indirectly through Warrant Shares or otherwise) by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and
(ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this subsection, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent

Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the SPA Securities and the SPA Warrants, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of SPA Warrants; provided, that any such notice shall be deemed an agreement by such Holder to provide the Gaming Authority information, respond to questions and consent to the investigation, all as set forth in Article 8(A) of the Articles of Incorporation (as defined in the Securities Purchase Agreement).

               (ii) Principal Market Regulation. At all times, irrespective of whether the Company is listed on the Principal Market, the Company shall not be obligated to issue any shares of Common Stock upon exercise of this Warrant if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion or exercise or otherwise, as applicable, of the SPA Securities and SPA Warrants without breaching the rules or regulations of the Principal Market as if the Company were regulated by such rules or regulations (the "EXCHANGE CAP"), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Until such approval or written opinion is obtained, no purchaser of the SPA Warrants pursuant to the Securities Purchase Agreement (individually, a "PURCHASER" and collectively, the "PURCHASERS") shall be issued in the aggregate, upon conversion or exercise or otherwise, as applicable, of SPA Securities or SPA Warrants, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the number of SPA Warrants issued to such Purchaser pursuant to the Securities Purchase Agreement on the Initial Closing Date and the denominator of which is the aggregate number of SPA Warrants issued to the Purchasers pursuant to the Securities Purchase Agreement on the Initial Closing Date (with respect to each Purchaser, the "EXCHANGE CAP ALLOCATION"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's SPA Warrants, the transferee, if a registered Holder of such SPA Warrants, shall be allocated a pro rata portion of such Purchaser's Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any holder of SPA Warrants shall exercise all of such holder's SPA Warrants into a number of shares of Common Stock which, in the aggregate, is less than such Holder's Exchange Cap Allocation, then the difference between such Holder's Exchange Cap Allocation and the number of shares of Common Stock actually issued to such Holder shall be allocated to the respective Exchange Cap

Allocations of the remaining registered Holders of SPA Warrants on a pro rata basis in proportion to the aggregate number of SPA Warrants then held by each such Holder. To the extent required by the Principal Market, the provisions of the Exchange Cap shall be modified to comply with the applicable rules and regulations of the Principal Market, provided that any such changes shall not, in the Holder's reasonable discretion, materially change the terms of the transaction contemplated hereby.

          Notwithstanding anything in this Warrant to the contrary, the Company shall be entitled to treat the registered Holder of this Warrant as such appears in its records, as the owner of this Warrant for all purposes; provided that such records are kept current using a reasonably satisfactory and customary method intended for such purpose.

          2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

               (a) Adjustment upon Issuance of shares of Common Stock. If and whenever on or after the Subscription Date (i) the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued by the Company in connection with any Excluded Securities for a consideration per share (the "NEW ISSUANCE PRICE") less than a price (the "APPLICABLE PRICE") equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a "DILUTIVE ISSUANCE"), then immediately after such Dilutive Issuance the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price. Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares shall be adjusted to the number of shares of Common Stock equal to (x) the product of (i) the Common Stock Deemed Outstanding immediately following such adjustment and Dilutive Issuance and (ii) the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and Dilutive Issuance, divided by (y) the Common Stock Deemed Outstanding immediately prior to such adjustment and Dilutive Issuance. For purposes of determining the adjusted Exercise Price under this Section 2(a), the following shall be applicable:

               (i) Issuance of Options. If the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(a)(i), the "lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

               (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this
               Section 2(a)(ii), the "lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(a), no further adjustment of the Exercise Price or number of Warrant Shares shall be made by reason of such issue or sale.

               (iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price and the number of Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Warrant Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this
               Section 2(a) shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of Warrant Shares.

               (iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such security on the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined in good faith by the Company's Board of Directors. If the Required Holders disagree with such fair value determination they shall, within ten (10) days of receipt of notice of such determination (the "VALUATION EVENT"), provide notice of such disagreement and the fair value of such consideration will be determined within five (5) Business Days after the tenth day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

               (v) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               (b) Adjustment upon Subdivision or Combination of shares of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

               (c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

          3. RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "DISTRIBUTION"), at any time after the issuance of this Warrant, then, in each such case:

               (a) any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date; and

               (b) the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a).

          4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

               (a) Purchase Rights. In addition to any adjustments pursuant to
Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the "PURCHASE RIGHTS"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

               (b) Fundamental Transactions. If the Company enters into or is party to a Fundamental Transaction, then the Holder shall have the right to either (A) purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of this Warrant, such shares of stock, securities or assets (including cash) as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of this Warrant, had such Fundamental Transaction not taken place or (B) require the repurchase of this Warrant for a purchase price, payable in cash within five (5) Trading Days after such request, equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of such request. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity and Holder to comply with the provisions of this Section 4(b). The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the exercise of this Warrant.

          5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and
(iii) shall, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, 130% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

          6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders.

          7. REISSUANCE OF WARRANTS.

               (a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

               (b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

               (c) Exchangeable for Multiple Warrants. Subject to compliance with applicable state and/or federal securities laws, this Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

               (d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

          8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) as soon as practicable upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least ten days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

          9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders; provided that no such action may increase the exercise price of any SPA Warrant or decrease the number of shares or class of stock obtainable upon exercise of any SPA Warrant without the written consent of the Holder. No such amendment shall be effective to the extent that it applies to less than all of the holders of the SPA Warrants then outstanding.

          10. SEVERABILITY. If any provision of this Warrant or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of the terms of this Warrant will continue in full force and effect.

          11. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

          12. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

          13. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within five Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within five Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company's independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

          14. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the Securities Purchase Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach of this Warrant, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

          15. TRANSFER. Subject to compliance with applicable state and/or federal securities laws, this Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, except as may otherwise be required by Section 2(f) of the Securities Purchase Agreement.

          16. DISQUALIFYING CLAIM; CANCELLATION.

               (a) The Company shall take no action without reasonable justification, either alone or together with any regulatory agency, that would impair the Holder's right to lawfully hold this Warrant, Warrant Shares or any other rights in connection with the Company. In the event the Company or any of its officers, agents, employees or representatives are notified or obtain knowledge from any source, including but not limited to a Gaming Authority (as defined in the Articles of Incorporation), that the Holder is or may be in danger of being considered to be a Disqualified Holder (as defined in the Articles of Incorporation) or the equivalent under any agreement or provision of law, or for any other reason it is claimed by anyone for any reason that the Holder's Warrants or Warrant Shares in the Company (or any warrants or other rights related to the issuance, acquisition or holding of shares of capital stock in the Company) cannot be issued to or held by the Holder, or will not be issued to or permitted to be held by the Holder, based on any claim related to the Holder's suitability for holding an interest in the Company under applicable gaming laws (collectively and separately a "DISQUALIFICATION CLAIM"), the Holder shall be immediately notified by the Company in writing of the Disqualification Claim and provided with all information available to the Company and any of its officers, agents, employees or representatives (including but not limited to information acquired by Company's attorneys) relating to the Disqualification Claim together with any documents related thereto.

               (b) Upon obtaining knowledge of the Disqualification Claim, and in addition to its duty to disclose its information regarding such claim to the Holder, the Company shall immediately investigate and conduct reasonable due diligence in good faith with respect to such Disqualification Claim and share with the Holder all information so obtained. The Company shall not assert any attorney-client or work product privilege in connection with such disclosure.

               (c) The Company shall fully cooperate with the Holder in presenting to any Gaming Authority or other governmental entity (including a tribal governmental entity) that may be considering the Disqualification Claim all evidence or other information available to it that would in any way support the Holder's contention that the Disqualification Claim was without merit or that requiring divesture of or a prohibition on the Holder's participation in the Company, directly or indirectly, was unwarranted, or that would reasonably assist the Holder in any other way in supporting its contention.

               (d) So long as such Holder challenges the Disqualification Claim in a proceeding conducted in accordance with applicable law ("PROCEEDING"), and until such challenge is finally resolved, including the exhaustion of all appeals (including the availability of any extraordinary writs), and if a divestiture of the Warrants or Warrant Shares in question is required during the pendency of the Proceeding, the Company shall be the only party acquiring the Warrants or Warrant Shares of the Disqualified Holder (the "HELD SECURITIES") and shall continue holding such Warrant and Warrant Shares pending the final outcome of the Proceeding. The Held Securities shall not be sold, transferred, assigned, encumbered or diluted in any way.

               (e) In the event it is finally determined in the Proceeding that the Holder is required to divest himself or itself of such Warrants or Warrant Shares, the Company shall effect a Cancellation in accordance with Section 16(f) below. In the event it is finally determined in the Proceeding that such Holder should not have been required to divest himself or itself of such Warrant or Warrant Shares, the Company shall cause the Company to return the Held Securities to such Holder. Any holding or transfer of the Held Securities shall be subject to applicable laws, provided that the Company shall fully cooperate with a Holder, if so entitled, in recovering the Held Securities.

               (f) Cancellation. If the Company is required by a Gaming Authority to cause the Holder to divest itself of the Warrant and/or Warrant Shares, the Company shall deliver a notice to each Holder (a "CANCELLATION NOTICE") with such order of such Gaming Authority certifying that the terms of this Section 16(f) have been met. No cancellation pursuant to this Section 16(f) shall be valid unless the Holder is entitled to receive upon a cancellation of this Warrant, SPA Securities exercisable into shares of Common Stock equal to the Warrant Shares exercisable hereunder immediately prior to such event; provided, however, that nothing in this Warrant shall be deemed to waive or amend any term in the Articles of Incorporation. Following the Holder's receipt of a Cancellation Notice, this Warrant shall automatically be cancelled and become null and void (a "CANCELLATION"). Notwithstanding anything herein to the contrary, the Company shall not be permitted to deliver a Cancellation Notice to a holder of SPA Warrants without delivering such a notice, in proportionate amounts, to all other holders of SPA Warrants.

          17. REDEMPTION OPTION UPON PUT DATE.

               (a) In addition to all other rights of the Holder contained herein, at any time after Registration Rights Default occurs and is continuing (as defined in the Registration Rights Agreement) (a "PUT DATE"), the Holder shall have the right, at such Holder's option, to require the Company to redeem all or a portion of the Holder's Warrants (a "REDEMPTION AT OPTION OF HOLDER REQUEST") at a price per Warrant Share equal to (x) the arithmetic average of the Closing Sale Price of the Common Stock during the ten (10) consecutive Trading Days prior to such Redemption at Option of Holder Request less (y) the Exercise Price (the "REDEMPTION AT OPTION OF HOLDER PRICE").

               (b) Mechanics of Redemption at Option of Buyer. At any time after the Put Date, the Holder of this Warrant may require the Company to redeem up to all of such Holder's Warrant, in whole or in part, by delivering written notice thereof via facsimile and overnight courier ("NOTICE OF REDEMPTION AT OPTION OF HOLDER") to the Company, which Notice of Redemption at Option of Holder shall indicate the number of Warrant Shares that such Holder is electing to redeem.

               (c) Payment of Redemption at Option of Holder Price. Upon the Company's receipt of a Notice(s) of Redemption at Option of Buyer from the Holder, the Company shall within three (3) Business Days of such receipt notify each holder of SPA Warrants by facsimile of the Company's receipt of such notice(s). The Company shall deliver on the seventh (7th) Business Day after the Company's receipt of the first Notice of Redemption at Option of Holder (such date, the "REDEMPTION AT OPTION OF HOLDER DATE")the applicable Redemption at Option of Holder Price to all holders of SPA Warrants that deliver a Notice of Redemption at Option of Holder prior to the Redemption at Option of Holder Date. If the Company is unable to redeem all of the Warrants submitted for redemption, the Company shall (i) redeem a pro rata amount from each holder of SPA Warrants on the Redemption at Option of Holder Date based on the number of Warrant Shares of the Warrants submitted for redemption by such holder of SPA Warrants relative to the total number of Warrant Shares of the Warrants submitted for redemption by all holders of SPA Warrants prior to the Redemption at Option of Holder Date and (ii) in addition to any remedy such holder of SPA Warrants may have under this Warrant and the Securities Purchase Agreement, pay to each holder of SPA Warrants interest at the rate of 1.5% per month (prorated for partial months) in respect of each unredeemed Warrant until paid in full. The Holder and Company agree that in the event of the Company's redemption of any Warrant under this
Section 17, the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this
Section 17 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

               (d) Void Redemption. In the event that the Company does not pay the full Redemption at Option of Holder Price within the time period set forth in Section 17(c), at any time thereafter and until the Company pays such unpaid applicable Redemption at Option of Holder Price in full, the Holder shall have the option to, in lieu of redemption, require the Company to promptly return to the Holder any or all of the Warrant Shares that were submitted for redemption by the Holder under this Section 17 and for which the applicable Redemption at Option of Holder Price (together with any interest thereon) has not been paid, by sending written notice thereof to the Company via facsimile (the "VOID OPTIONAL REDEMPTION NOTICE"). Upon the Company's receipt of such Void Optional Redemption Notice, (i) the Notice of Redemption at Option of Holder shall be null and void with respect to those Warrant Shares subject to the Void Optional Redemption Notice, (ii) the Company shall immediately return any Warrant Shares subject to the Void Optional Redemption Notice, and (iii) the Exercise Price of such returned Warrant Shares shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Optional Redemption Notice is delivered to the Company and (B) the arithmetic average of the Closing Sale Prices of the Common Stock during the ten (10) consecutive Trading Days prior to the date on which the Void Optional Redemption Notice is delivered to the Company.

               (e) Miscellaneous. The Holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice. In the event of a redemption pursuant to this
Section 17 of less than all of the Warrant Shares represented by a particular Warrant, the Company shall promptly cause to be issued and delivered to the Holder of such Warrant a new Warrant representing the right to acquire the remaining Warrant Shares which have not been redeemed, if necessary.

          18. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

               (a) "APPROVED STOCK PLAN" means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director or consultant for services provided to the Company.

               (b) "BLACK SCHOLES VALUE" means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the "OV" function on Bloomberg determined as of the day immediately following the public announcement of the applicable Fundamental Transaction and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request and (ii) an expected volatility equal to the greater of 60% and the 100 day volatility obtained from the HVT function on Bloomberg.

               (c) "BLOOMBERG" means Bloomberg Financial Markets.

               (d) "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

               (e) "CLOSING BID PRICE" and "CLOSING SALE PRICE" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

               (f) "COMMON STOCK" means (i) the Company's shares of Common Stock, $0.01 par value per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

               (g) "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2(a)(i) and 2(a)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon conversion and exercise, as applicable, of the SPA Securities and the Warrants.

               (h) "CONVERTIBLE SECURITIES" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

               (i) "ELIGIBLE MARKET" means the Principal Market, the American Stock Exchange, The New York Stock Exchange, Inc., the Nasdaq Capital Market or the NASD OTC Bulletin Board.

               (j) "EXCLUDED SECURITIES" means any Common Stock issued or issuable: (i) in connection with any Approved Stock Plan; (ii) upon exercise of the SPA Warrants; (iii) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the Company in excess of either (A) $20,000,000 (other than an "at-the-market offering" as defined in Rule 415(a)(4) under the 1933 Act and "equity lines") and at a purchase price of no less than $6.00 per share (as adjusted for stock splits, stock dividends, reverse stock splits, recapitalizations, reclassifications and similar events) or (B) $30,000,000 (other than an "at-the-market offering" as defined in Rule 415(a)(4) under the 1933 Act and "equity lines") (each, an "EXCLUDED OFFERING"); (iv) in connection with any acquisition by the Company, whether through an acquisition of stock or a merger of any business, assets or technologies the primary purpose of which is not to raise equity capital in an amount not to exceed, in the aggregate 20% of the outstanding shares of Common Stock in any calendar year; and (vi) upon conversion of any Options or Convertible Securities which are outstanding on the day immediately preceding the Issuance Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Issuance Date.

               (k) "EXPIRATION DATE" means the date seven years after the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a "HOLIDAY"), the next date that is not a Holiday.

               (l) "FINANCING AGREEMENT" shall have the meaning as set forth in the Securities Purchase Agreement.

               (m) "FINANCING FACILITY" shall have the meaning as set forth in the Securities Purchase Agreement.

               (n) "FUNDAMENTAL TRANSACTION" means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of either the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock.

               (o) "GAMING AUTHORITY" means any of the "Gaming Authorities" as such term is defined in the Articles of Incorporation of the Company in effect as of the Subscription Date.

               (p) "HOLDER PRO RATA ALLOCATION" means with respect to any number of Warrant Shares, (x) such number of Warrant Shares multiplied by (y) (i) the number of Initial Warrant Shares divided by (ii) 4,457,751.

               (q) "OPTIONS" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

               (r) "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

               (s) "PRINCIPAL MARKET" means the NASDAQ National Market.

               (t) "REGISTRATION RIGHTS AGREEMENT" means that certain registration rights agreement by and among the Company and the Buyers.

               (u) "REQUIRED HOLDERS" means the holders of the SPA Warrants representing at least a majority of shares of Common Stock underlying the SPA Warrants then outstanding.

               (v) "SPA SECURITIES" means the Preferred Stock issued pursuant to the Securities Purchase Agreement.

               (w) "TRADING DAY" means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that "Trading Day" shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

               (x) "WPT LEGISLATION EVENT" means the concurrent existence of the following conditions: (i) any applicable federal, state, local governmental, or tribal law or regulation (including laws or regulations of any of their respective subdivisions or agencies) shall have been enacted that could reasonably be expected to materially adversely affect any Loan Party (as defined in the Financing Facility) or World Poker (as defined in the Financing Facility), and (ii) the value of the Collateral (as defined in the Financing Agreement) shall be less than 100% of the principal amount of the Loan (as defined in the Securities Purchase Agreement) outstanding under the Financing Agreement.

               (y) "WPT 25% COLLATERAL EVENT" means such date whereby the value of the Collateral (as defined in the Financing Agreement) is less than or equal to 25% of the principal amount of the Loan outstanding under the Financing Agreement.

               (z) "WPT 50% COLLATERAL EVENT" means such date whereby the value of the Collateral (as defined in the Financing Agreement) is less than or equal to 50% of the principal amount of the Loan outstanding under the Financing Agreement.

               (aa) "WPT 75% COLLATERAL EVENT" means such date whereby the value of the Collateral (as defined in the Financing Agreement) is less than or equal to 75% of the principal amount of the Loan outstanding under the Financing Agreement.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

                                        LAKES ENTERTAINMENT, INC.


                                        By: /S/ Timothy J. Cope
                                            ------------------------------------
                                        Name: Timothy J. Cope
                                        Title: President and
                                               Chief Financial Officer

                                                                       EXHIBIT A

                                 EXERCISE NOTICE

            TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
                        WARRANT TO PURCHASE COMMON STOCK

                            LAKES ENTERTAINMENT, INC.

     The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("WARRANT SHARES") of Lakes Entertainment, Inc., a Minnesota corporation (the "COMPANY"), evidenced by the attached Warrant to purchase Common Stock (the "WARRANT"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

     1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

          __________ a "Cash Exercise" with respect to _________________ Warrant
               Shares; and/or

          __________ a "Cashless Exercise" with respect to _______________
               Warrant Shares.

     2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

     3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________, ______

---------------------------------
Name of Registered Holder


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

-------------------------------------
....Tax ID or SSN of Registered Holder

-------------------------------------

-------------------------------------
Street Address of Registered Holder

                                 ACKNOWLEDGMENT

     The Company hereby acknowledges this Exercise Notice and hereby directs WELLS FARGO BANK, N.A. to issue the below indicated number of shares of Common Stock of the Company to the recipient listed below and deliver the certificate representing such shares to the address listed below in accordance with the Transfer Agent Instructions dated February __, 2006 from the Company and acknowledged and agreed to by WELLS FARGO BANK, N.A.

NAME, ADDRESS AND SOCIAL SECURITY OR TAX ID NO.   NO. OF SHARES
-----------------------------------------------   -------------

-------------------------------------             -------------
Name of Recipient

-------------------------------------
Street Address

-------------------------------------
City, State, Zip Code

Tax ID or SSN:
               ----------------------

                                        LAKES ENTERTAINMENT, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------